EXHIBIT 99.1

NERDWALLET REPORTS SECOND QUARTER 2025 RESULTS
Revenue of $186.9 million, Up 24% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $186.9 million
•GAAP income from operations of $10.7 million
•GAAP net income of $8.2 million or $0.11 income per diluted share
•Non-GAAP operating income of $20.7 million
•Adjusted EBITDA of $33.6 million
SAN FRANCISCO, CA—August 7, 2025—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its second quarter ended June 30, 2025.
“In Q2, we focused on improving operational efficiencies to drive long-term growth, which contributed to our bottom-line outperformance,” said Tim Chen, Co-Founder and Chief Executive Officer of NerdWallet. “Our ability to execute against our strategy led us to earn $187 million in revenue and deliver $21 million in non-GAAP operating income. Our long-term orientation and efficiency gains enable us to be flexible and invest opportunistically to support our vision and drive benefit to consumers and shareholders.”
SECOND QUARTER 2025 HIGHLIGHTS
As previously announced, effective with the fourth quarter of 2024, we present Insurance (previously included in Emerging verticals) as a separate revenue product category. Comparative amounts have been reclassified to conform to the presentation for the three and six months ended June 30, 2025.
•Insurance revenue of $54.7 million increased 86% year-over-year, driven by strong growth in auto insurance products as carriers expanded budgets.
•Credit cards revenue of $34.8 million decreased 25% year-over-year, primarily due to continued headwinds in organic search traffic that have persisted for multiple quarters.
•SMB products revenue of $25.0 million was down 4% year-over-year, primarily due to pressures in organic search traffic.
•Loans revenue of $27.5 million was up 27% year-over-year, primarily due to increases in personal loans, as well as in mortgage loans where we continue to integrate our recent acquisition of Next Door Lending.
•Emerging verticals revenue of $44.9 million was up 64% year-over-year, primarily driven by growth in banking products.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Jun 30,	Jun 30,		Mar 31,
(in millions, except per share amounts)	2025	2024	YoY	2025	QoQ
Revenue	$186.9	$150.6	24%	$209.2	(11%)
Insurance(1)	54.7	29.5	86%	74.0	(26%)
Credit cards(2)	34.8	46.1	(25%)	38.0	(8%)
SMB products(3)	25.0	26.1	(4%)	28.9	(14%)
Loans(4)	27.5	21.7	27%	24.0	15%
Emerging verticals(5)	44.9	27.2	64%	44.3	1%

Income (loss) from operations	$10.7	$(9.6)	NM	$0.7	NM
Net income (loss)	$8.2	$(9.4)	NM	$0.2	NM

Net income (loss) per share
Basic	$0.11	$(0.12)	NM	$0.00	NM
Diluted	$0.11	$(0.12)	NM	$0.00	NM

Non-GAAP financial measures(6)
Non-GAAP operating income (loss)	$20.7	$(2.7)	NM	$9.3	123%
Adjusted EBITDA	$33.6	$14.3	135%	$21.1	60%

Cash and cash equivalents	$105.3	$113.8	(8%)	$92.2	14%
______________
(1)    Insurance revenue consists of revenue from consumer insurance products, including auto, life and pet insurance.
(2)    Credit cards revenue consists of revenue from consumer credit cards.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(5)    Emerging verticals revenue includes revenue from other product sources, including banking, investing and international.
(6)    Non-GAAP operating income (loss) and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for more information.

QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s second quarter 2025 financial results will be webcast live today, August 7, 2025 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions, except per share amounts)	2025	2024		2025	2024
Revenue	$186.9	$150.6	24%	$396.1	$312.5	27%
Costs and Expenses:
Cost of revenue	16.6	14.9	11%	34.8	29.1	19%
Research and development	17.9	22.7	(21%)	34.7	43.4	(20%)
Sales and marketing	128.0	106.1	21%	287.7	214.0	34%
General and administrative	13.7	16.5	(17%)	27.5	31.9	(14%)
Total costs and expenses	176.2	160.2	10%	384.7	318.4	21%
Income (Loss) From Operations	10.7	(9.6)	NM	11.4	(5.9)	NM
Other income, net:
Interest income	0.8	1.5	(45%)	1.5	2.9	(49%)
Interest expense	(0.2)	(0.2)	(15%)	(0.3)	(0.4)	(16%)
Other gains (losses), net	0.2	—	NM	0.2	(0.1)	NM
Total other income, net	0.8	1.3	(29%)	1.4	2.4	(41%)
Income (loss) before income taxes	11.5	(8.3)	NM	12.8	(3.5)	NM
Income tax provision	3.3	1.1	196%	4.4	4.8	(8%)
Net Income (Loss)	$8.2	$(9.4)	NM	$8.4	$(8.3)	NM

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.11	$(0.12)	NM	$0.11	$(0.11)	NM
Diluted	$0.11	$(0.12)	NM	$0.11	$(0.11)	NM

Weighted-average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	74.8	77.9		74.5	77.5
Diluted	76.6	77.9		76.3	77.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$105.3	$66.3
Accounts receivable—net	97.8	102.2
Prepaid expenses and other current assets	35.6	28.2
Total current assets	238.7	196.7
Property, equipment and software—net	35.0	43.0
Goodwill	115.9	112.4
Intangible assets—net	28.5	33.3
Deferred tax asset—noncurrent	48.9	45.6
Right-of-use assets	8.0	5.3
Other assets	1.0	1.3
Total Assets	$476.0	$437.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11.8	$8.9
Accrued expenses and other current liabilities	57.5	51.2
Total current liabilities	69.3	60.1
Other liabilities—noncurrent	16.7	13.3
Total liabilities	86.0	73.4
Commitments and contingencies
Stockholders’ equity	390.0	364.2
Total Liabilities and Stockholders’ Equity	$476.0	$437.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Six Months Ended June 30,
(in millions)	2025	2024
Operating Activities:
Net income (loss)	$8.4	$(8.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25.3	24.1
Stock-based compensation	14.9	19.0
Deferred taxes	(3.4)	(0.2)
Non-cash lease costs	1.3	1.1
Other losses, net	1.1	0.3
Changes in operating assets and liabilities:
Accounts receivable	3.8	(18.4)
Prepaid expenses and other assets	1.8	0.2
Mortgage loans held for sale	(9.0)	—
Accounts payable	2.9	8.0
Accrued expenses and other current liabilities	(1.6)	8.3
Operating lease liabilities	(1.7)	(1.7)
Other liabilities	0.4	0.5
Net cash provided by operating activities	44.2	32.9
Investing Activities:
Purchase of investment	—	(8.1)
Capitalized software development costs	(8.1)	(10.8)
Purchase of property and equipment	(0.9)	(0.3)
Business combination	(5.0)	—
Net cash used in investing activities	(14.0)	(19.2)
Financing Activities:
Net borrowing on warehouse line of credit	8.7	—
Proceeds from exercise of stock options	0.3	2.1
Tax payments related to net-share settlements on restricted stock units	(0.8)	(1.4)
Issuance of Class A common stock under Employee Stock Purchase Plan	1.0	—
Repurchase of Class A common stock	(0.3)	(1.1)
Net cash provided by (used in) financing activities	8.9	(0.4)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.1
Net increase in cash and cash equivalents	39.0	13.4
Cash and Cash Equivalents:
Beginning of period	66.3	100.4
End of period	$105.3	$113.8

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) acquisition-related costs, and (6) restructuring charges. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, other gains (losses), net, and provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, (6) acquisition-related costs, and (7) restructuring charges.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude restructuring charges primarily consisting of severance payments, stock-based compensation, employee benefits, and related expenses for impacted employees, as well as contract termination costs, associated with our Restructuring Plan;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).

Adjusted free cash flow: We previously defined free cash flow as net cash provided by operating activities less capitalized software development costs and purchases of property and equipment. Effective with the first quarter of 2025, we further define our adjusted free cash flow to be free cash flow adjusted for any net borrowing or repayment on our warehouse line of credit which is used to fund mortgage loans originated for sale, as any increase or decrease in our mortgage loans held for sale is substantially offset by a corresponding borrowing or repayment on our warehouse line of credit. Adjusted free cash flow is a key measurement used by our management internally to evaluate our business performance and overall liquidity. We believe that adjusted free cash flow provides useful information for investors and others for determining the amount of cash available for investment in our business, strategic opportunities, repurchasing stock, strengthening our financial position and other purposes, as well as evaluating our historical and prospective liquidity. A limitation of the utility of adjusted free cash flow as a measure of financial performance and liquidity is that adjusted free cash flow does not represent the total increase or decrease in our cash balance for the period.
In addition, non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow alongside other financial performance measures, including income (loss) from operations, net income (loss), cash flows from operating activities and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income (loss) to income (loss) from operations, adjusted EBITDA to net income (loss) and adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measures, as follows:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions)	2025	2024		2025	2024
Income (loss) from operations	$10.7	$(9.6)	NM	$11.4	$(5.9)	NM
Depreciation and amortization	12.7	12.2	4%	25.3	24.1	5%
Acquisition-related retention	0.8	1.3	(33%)	1.6	2.5	(33%)
Acquisition-related expenses	0.8	0.1	NM	0.8	0.1	NM
Loss on disposal of assets	0.3	—	NM	0.3	—	NM
Restructuring	0.1	—	NM	0.4	—	NM
Capitalized internally developed software costs	(4.7)	(6.7)	(30%)	(9.8)	(12.9)	(24%)
Non-GAAP operating income (loss)	$20.7	$(2.7)	NM	$30.0	$7.9	281%

Operating income (loss) margin	6%	(6%)		3%	(2%)
Non-GAAP operating income (loss) margin[1]	11%	(2%)		8%	3%

Net income (loss)	$8.2	$(9.4)	NM	$8.4	$(8.3)	NM
Depreciation and amortization	12.7	12.2	4%	25.3	24.1	5%
Stock-based compensation	8.2	10.3	(21%)	14.9	19.0	(22%)
Acquisition-related retention	0.8	1.3	(33%)	1.6	2.5	(33%)
Acquisition-related expenses	0.8	0.1	NM	0.8	0.1	NM
Loss on disposal of assets	0.3	—	NM	0.3	—	NM
Restructuring	0.1	—	NM	0.4	—	NM
Interest income, net	(0.6)	(1.3)	(50%)	(1.2)	(2.5)	(54%)
Other (gains) losses, net	(0.2)	—	NM	(0.2)	0.1	NM
Income tax provision	3.3	1.1	196%	4.4	4.8	(8%)
Adjusted EBITDA	$33.6	$14.3	135%	$54.7	$39.8	37%
Stock-based compensation	(8.2)	(10.3)	(21%)	(14.9)	(19.0)	(22%)
Capitalized internally developed software costs	(4.7)	(6.7)	(30%)	(9.8)	(12.9)	(24%)
Non-GAAP operating income (loss)	$20.7	$(2.7)	NM	$30.0	$7.9	281%

Net income (loss) margin	4%	(6%)		2%	(3%)
Adjusted EBITDA margin[2]	18%	10%		14%	13%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

	Twelve Months Ended
(in millions)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Net cash provided by operating activities	$83.1	$75.8	$71.8	$91.5	$98.6
Capitalized software development costs	(18.0)	(19.7)	(20.7)	(25.1)	(24.7)
Purchase of property and equipment	(1.2)	(0.8)	(0.6)	(0.6)	(0.6)
Net borrowing (repayment) on warehouse line of credit	6.7	2.3	(2.0)	—	—
Adjusted free cash flow	$70.6	$57.6	$48.5	$65.8	$73.3

FINANCIAL OUTLOOK
We are providing guidance for the third quarter of 2025:
•Revenue is expected in the range of $189-$197 million, up 1% year-over-year at the midpoint
•GAAP operating income is expected in the range of $17-$21 million
•Non-GAAP operating income is expected in the range of $23-$27 million
•Adjusted EBITDA is expected in the range of $36-$40 million
We are increasing our forecasted 2025 annual GAAP operating income to a range of $38-$48 million, and forecasted non-GAAP operating income to a range of $71-$79 million. We are also increasing our forecasted 2025 annual adjusted EBITDA to a range of $120-$128 million.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted GAAP operating income to forecasted non-GAAP operating income for forecasted third quarter 2025 and forecasted full year 2025 is as follows:

(in millions)	Forecasted Third Quarter 2025	Forecasted Full Year 2025
GAAP operating income	$17 - $21	$38 - $48
Estimated adjustments for:
Depreciation and amortization	11 - 12	47 - 50
Acquisition-related retention	—	2
Acquisition-related expenses	—	1
Restructuring	—	0 - 1
Capitalized internally developed software costs	(5) - (6)	(19) - (21)
Non-GAAP operating income	$23 - $27	$71 - $79
______________

For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve significant risks and uncertainties. Except for statements of historical facts, all statements contained in this press release are forward-looking, including, but not limited to, the statements in the section titled “Financial Outlook.” These statements often contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or similar terms, including their negatives. These forward-looking statements include, but are not limited to, statements regarding:
•the impact of macroeconomic developments, including inflation, interest rates, credit market conditions and overall economic uncertainty on our business, operating results, financial condition and stock price;
•our expectations regarding our future financial and operational performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, and adjusted free cash flow;
•our ability to grow traffic and user engagement on our platform;
•expected returns on marketing investments and brand campaigns;
•consumer demand for the products on our platform;
•our ability to increase user registrations and improve repeat usage rates;
•conversion of consumers into matches with financial services partners;
•expansion within existing and new verticals, including new product and service offerings, features, and functionalities that are competitive, compliant with relevant rules and regulations, and meet market needs;
•geographic expansion;
•maintaining and expanding relationships with financial services partners and identifying new financial services partners;
•developing efficient and scalable technical capabilities to provide personalized guidance and engage users;
•enhancing our brand awareness and consumer trust;
•producing high quality, engaging consumer resources;
•adapting to the evolving financial interests of consumers;
•competing effectively in existing and new markets;
•maintaining the security and availability of our platform;
•protecting and enhancing our intellectual property portfolio;
•attracting and retaining highly skilled, diverse talent;
•complying with evolving laws, rules and regulations that currently apply or may apply in the future to our business;
•the adequacy of our cash, cash equivalents, and investments to meet liquidity needs;
•managing growth, scaling infrastructure and preserving our corporate culture;
•identifying, executing, and integrating acquisitions successfully;
•entering new financial services markets, and meeting the complexities associated with compliance in new financial services sectors; and
•achieving expected synergies, accretive value and other benefits from completed acquisitions.

These forward-looking statements should not be relied upon as predictions or guarantees of future events. They are based on our current expectations, estimates, and projections regarding future events and trends that may affect our business, financial condition and operating results. However, these expectations are subject to various risks, uncertainties , and assumptions, including those described in filings we make with the SEC from time to time.
Our industry is highly competitive and rapidly evolving, and new risks and uncertainties may arise that we cannot predict. As a result, actual results, events, or circumstances may differ materially from those reflected in our forward-looking statements.

The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any such statements made in this press release to reflect subsequent events, new information, unexpected developments, except as required by law. These statements also do not account for potential impacts from future acquisitions, mergers, dispositions, joint ventures, or investments.

Investor Relations:
Sara Colvin
ir@nerdwallet.com

Media Relations:
Maitri Jani
press@nerdwallet.com